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                                   EXHIBIT 4

                             JOINT FILING AGREEMENT
                             ----------------------

     In accordance with Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term as defined in the Schedule 13D referred to below) on behalf of each of them of a Statement on Schedule 13D (including any amendments thereto) with respect to the common stock, par value $.05 per share, of Buffton Corporation, a Delaware corporation. The undersigned further consent and agree to the inclusion of this Agreement as an Exhibit to such Schedule 13D. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 23rd day of April, 1997.


                              /s/ ALAN TREMAIN
                              Alan Tremain



                              /s/ JEAN-CLAUDE MATHOT
                              Jean-Claude Mathot



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